EXHIBIT 99.1

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, Thomas M. O'Flynn, Chief Financial Officer of PSEG Energy Holdings LLC, to the best of my knowledge, certify that (i) the Annual Report of PSEG Energy Holdings LLC on Form 10-K for the year ended December 31, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Energy Holdings LLC.



                                        /s/ Thomas M. O'Flynn
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                                        Thomas M. O'Flynn
                                        PSEG Energy Holdings LLC
                                        Executive Vice President and Chief
                                        Financial Officer
                                        February 25, 2003